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                                                                   EXHIBIT 10.11

                        [LETTERHEAD OF BANK OF SCOTLAND]



Dril-Quip (Europe) Limited
17/18 Golden Square
ABERDEEN



                                 12 December 1991

Dear Sirs

                      (Pounds)2,715,000 CREDIT FACILITIES
                      -----------------------------------

We are pleased to offer you the Facilities on the terms and conditions set forth herein. The Facilities are as described in Part 1 and shall be available subject to the conditions set forth in Part 2 upon receipt by the Bank of the copy of this letter duly accepted. The definitions set forth in Clause 10 of
Part 2 shall apply.

The Facilities hereby offered are:

1.   Term Loan Facilities of (Pounds)2,435,000; and

2.   Guarantee Facilities of (a) US$66,605; and
                    (b) (Pounds)240,000

PART 1:  TERMS OF FACILITIES
------   -------------------

1.   Term Loan Facilities ("Term Loan Facilities")

1.1  Amount:        (Pounds)2,435,000

1.2  Purpose:       The Term Loan Facilities may only be applied for the
                    Specified Purpose.

1.3  Interest:      The rate of interest applicable to the Term Loan Facilities shall be one and one half per cent (1 1/2%) per annum over the Bank's Base Rate from time to time fluctuating therewith.

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1.4  Availability:  The Term Loan Facilities shall be available until the tenth anniversary of the date of the Borrower's drawdown hereunder ("the Final Repayment Date").

1.5  Drawdown:      Provided no Event of Default has occurred the Borrower may draw the Term Loan Facilities as follows:

                    (a) in respect of parts (i) and (ii) of the Specified Purpose in one tranche within 3 months of date of acceptance ("the First Drawdown"); and

                    (b) in respect of part (iii) of the Specified Purpose in tranches of such amount as the Borrower may specify to the Bank by one Business Day's notice in writing.

1.6  Repayment:     Repayment installments of the Term Loan Facilities shall be made monthly, will be inclusive of principal and interest and will be fixed for consecutive periods of twelve months at a time. Upon each anniversary of the date of the First
                    Drawdown ("the Review Date"), the amount of the Term Loan
                    Facilities and all interest chargeable thereon will be reviewed and the repayment adjusted upwards or downwards depending on the current charging rate, the total sums due to the Bank and the remaining term of the Facilities.

                    For the avoidance of doubt any sums paid in respect of interest for the previous year, which can be identified as an overpayment of interest by reference to the actual rate of interest applicable to the Facilities during the previous twelve month period, shall be applied in reduction of the principal amount of the Facilities outstanding as at the date of such review.

                    Depending on the movement of the Bank's Base Rate in the final year of the Term Loan Facilities, the repayments as established on the last Review Date may not liquidate the loan balance exactly. A balancing payment either to or from the Bank will then be required.

                    For illustration purposes, based on the Bank's Base Rate as at the date of this letter repayments for the first year would be (Pounds)34771.80 per month (inclusive of principal and interest). Repayments will be debited to current account number 00296986 commencing one month after the date of drawdown of the Term Loan Facilities.
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                    Please note however, that the repayments for the first year will be calculated by reference to the level of the Bank's Base Rate on the date of drawdown of the Term Loan Facilities.

1.7  Prepayment:    The Borrower may prepay all or any part of the Term Loan
                    Facilities without premium or penalty provided it has given the Bank not less than thirty Business Days notice in writing of its intention to prepay, provided that any such prepayment is on a Business Day and, where the Term Loan
                    Facilities have been converted to US Dollar, is at the end of an Interest Period relative thereto and is in an amount of not less than (Pounds)100,000; amounts prepaid may not be redrawn.

                    Any amount paid to prepay the Term Loan Facilities shall be accompanied by accrued interest if any on the amount prepaid and will be by installments in the inverse order in which they are due as aforesaid.

1.8  Conversion:    Following upon the earlier of drawdown in full of the total
                    Facilities available and expiry of both the Drawdown Periods the Borrower may, provided no Event of Default has occurred, elect to convert the Sterling Term Loan Facilities to US
                    Dollar Term Loan Facilities ("an Election Notice") upon substantially the same terms and conditions as are provided herein and, without prejudice to the foregoing generality, subject to the following further conditions:

I.  General:  (A)   The outstanding amount of the Term Loan Facilities at the
                    effective date of conversion shall be restricted to the greater of:

                    (i)  (Pounds)2,250,000; and

                    (ii) 65% of the Agreed Value of the Property as at date of an Election Notice.

              (B) No Event of Default has occurred or would result from the Bank permitting the conversion required by the Borrower's Election Notice.

              (C)   The Representations and Warranties in Clause 2 of Part 2 of
                    this Facility Letter remain true and accurate as at the date of conversion by reference to the facts and circumstances subsisting at that time.
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             (D)    An Election Notice must be served by the Borrower on the
                    Bank not later than fourteen Business Days before the proposed date of conversion.

II.  Interest:      Upon conversion the rate of interest payable on the Term
                    Loan Facilities for each Interest Period shall be the rate per annum equal to the US$ LIBOR plus a margin of one and one half per cent (1 1/2%).

                    Interest shall be paid by the Borrower in arrears at the end of each Interest period. Interest shall be payable in the currency in which the Term Loan Facilities are denominated.

                    The remaining period of the Term Loan Facilities shall be divided into consecutive Interest Periods of such length as may be offered by the Bank at the time of conversion but in any event shall not be greater than three months.

2.  Guarantee Facilities ("the Guarantee Facilities")

2.1    Amount:      (a)  US$66,605 ("the US Dollar Guarantee Facilities")

                    (b) (Pounds)240,000 ("the Sterling Guarantee Facilities")

2.2    Purpose:     (a)  the US Dollar Guarantee Facilities may only be applied to provide a guarantee in favour of Norsk Hydro in respect of an order for a divertor, overshot mandrels and spools;

                    (b) the Sterling Guarantee facilities may only be applied to provide a guarantee in respect of VAT deferment.

2.3    Utilisation: The Guarantee Facilities shall be utilised by the issue by the Bank on behalf of the Borrower of the following:

                    (a) guarantee in favour of Norsk Hydro; and

                    (b) guarantee in favour of HM Customs & Excise;

                    which guarantees shall be on terms wholly acceptable to the Bank and shall include a provision that they shall expire not later than the Final Repayment Date.
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2.4  Commission:    The Borrower shall pay the Bank a guarantee commission
                    calculated as being one and one half per cent (1 1/2%) per annum of the total liability of the Bank under the Guarantees such commission being calculated on a daily basis and being payable quarterly in advance.

2.5  Indemnity:     The Borrower shall be obliged to counter indemnify the Bank in respect of its contingent liability under such guarantees, which counter indemnity shall include a provision entitling the Bank to debit the Borrower's account with the amount of any liability due and payable thereunder.
                    In the event of the occurrence of any Event of Default hereunder, or the occurrence of any event which may with the lapse of time become an Event of Default, the Borrower shall be obliged to lodge such sums as the Bank may specify in a written demand as security for such contingent liability.

PART 2:  CONDITIONS

The conditions applicable to the Facilities are as follows:

(1)  Conditions Precedent:

        The conditions precedent which require to be satisfied before drawdown are:

        (A)  Security:

             the Borrower shall have procured that the Bank receives or continues to hold the undermentioned security documentation in a form and content acceptable to the Bank as a continuing security for all moneys obligations and liabilities certain or contingent now or hereafter due, owing or incurred in respect of:

             (i) the Term Loan and the US Dollar Guarantee Facilities a first and only Standard Security over the Property owned by the Borrower;

             (ii) the Sterling Guarantee Facilities an irrevocable standby letter of credit from the Parent Company's bankers, Bank One in the sum of (Pounds)240,000 duly delivered to the Bank;

        (B) Professional Representations:

             (i) the Bank shall have received a valuation of all heritable and leasehold property owned by the Borrower prepared by a surveyor acceptable to it, and
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                   in a form acceptable to it, confirming the open market
                   valuation of such properties in an amount acceptable to the Bank.

             (ii) the Bank shall have received a Report on Title in regard to the Property in a form and substance acceptable to the Bank.

             (iii) the Bank shall have received the audited financial statements of the Borrower as at 31st December 1990.

        (C) Miscellaneous:

             (i) the Bank shall have received a copy certified a true complete and up to date copy by a Director or the Secretary of the Borrower of the resolution of the Board of Directors of the Borrower in a form and content satisfactory to the Bank approving the acceptance of the Facilities and the granting of the Security Documents;

             (ii) the Bank shall have received evidence satisfactory to it that the Necessary Consents have been obtained and that all conditions attaching thereto have been complied with;

             (iii) the Bank shall have received copies of the Building Contract and Letters of Appointment for the Professional Team;

             (iv) the Bank shall have received and be satisfied with the arrangements for repayment by the Borrower of the Scottish Enterprise Indebtedness and discharge of all security granted in respect of the same;

             (v) the Bank shall be satisfied that insurance for the Property has been effected by the Borrower on terms reasonably satisfactory to the Bank and that the Bank's interest as heritable creditors primo loco has been endorsed on such policy of insurance in the Bank's usual form.

(2)  Representations and Warranties:

        To induce the Bank to enter into the Agreement and to make and maintain Drawings hereunder the Borrower represents and warrants to the Bank that as at the date hereof:
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        (A) it is duly incorporated in Scotland, it has full power to own assets and carry on business wherever it owns assets or carries on business and is registered for Value Added Tax purposes;

        (B) no Event of Default, has occurred;

        (C) the Borrower has power to enter into and perform and comply with its obligations under the Agreement and the Security Documents;

        (D) all actions, conditions and things required to be taken, fulfilled or done have been taken, fulfilled and done (including the obtaining of any necessary consents) in order:

            (i) to enable the Borrower lawfully to enter into, exercise its rights and perform and comply with its obligations under the Agreement and the Security Documents;

            (ii) to ensure that those obligations under the Agreement and the
                 Security Documents are legally binding and enforceable;

        (E) (i) the execution, delivery and performance of the Agreement and the Security Documents does not and will not cause the Borrower or the Guarantor to be in breach of:

                 (a) any law or regulation to which it is subject;

                 (b) its Memorandum or Articles of Association; or

                 (c) any agreement to which it is party;

            (ii) all governmental or other consents requisite for such execution, delivery and performance are in full force and effect;

        (F) save as disclosed in writing to the Bank prior to the Borrower's acceptance of the Agreement no litigation, arbitration or administrative proceeding before, by or of any court or governmental authority is pending or (so far as the Borrower knows) threatened against the Borrower or any of its assets;

        (G) save as aforesaid, there has been no material adverse change in the financial condition or operations of the Borrower since the date of its last audited accounts;
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        (H) the unaudited financial statements relating to the Borrower which have been delivered to the Bank were, or will be, prepared in accordance with accounting principles and practices which are both generally accepted and adopted in the United Kingdom and to the best of the knowledge, information and belief of the Borrower give a true and fair view of the financial condition of the Borrower as at the end of the period to which they relate and of the results of operations, during that period;

        (I) other than as previously disclosed in writing to the Bank no loan, debt, guarantee or other obligation of the Borrower is secured by, and the execution, delivery and performance of the Agreement will not result in the existence of, or oblige the Borrower to create, any mortgage, charge, pledge, lien or other encumbrance over any present or future revenues or assets other than as provided for herein;

            each of the above warranties will be correct and to the best of the Borrower's abilities complied with at all times so long as the Facilities remain outstanding and the Borrower shall notify the Bank forthwith in the event of this no longer being the case.

(3)  Financial Information:

        The Borrower will supply to the Bank two copies of its Annual Report and Audited Accounts within five months of its financial year end and interim statements (if produced), together with any notice issued to shareholders;

(4)  Borrower's Obligations:

        the Borrower shall:

        (A) maintain its corporate existence and ensure that all filings with the Registrar as required under any applicable law or regulation are made timeously;

        (B) advise the Bank promptly of the details of any litigation, arbitration or administrative proceedings pending or (to the best of its knowledge and belief) threatened against it involving a potential liability to the Borrower in excess of (Pounds)500,000;

        (C) notify the Bank of any Event of Default upon becoming aware of the occurrence thereof;

        (D) keep or cause to be kept well and sufficiently insured with a reputable insurance company or insurance companies in the name of the Borrower (with the interest of the Bank as heritable creditors primo loco endorsed on the relevant policies in terms
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            of a style of endorsement to be provided by the Bank) all buildings, structures and other insurable items comprised in the Property for their full reinstatement value (being not less than such sum as may reasonably be requested in writing by the Bank from time to time) and against such risks as would from time to time normally prudently be covered and to exhibit to the Bank the policy or policies and all endorsements thereto forthwith on their receipt of the same and to exhibit the receipts for premiums to the Bank as and when requested;

        (E) forthwith upon the drawdown of any of the Facilities in respect of part (iii) of the Specified Purpose, cause to be commenced and thereafter faithfully and diligently cause the Project to be carried out and completed in accordance with the plans and proposals submitted to the Bank;

        (F) upon issue of the certificate of completion for the Project procure that the Bank receives a valuation, confirming on terms satisfactory to the Bank the value of the Property as at completion.

(5)  Payments and Interest Calculations:

        (A) All sums falling due hereunder by way of interest shall be calculated on the basis of a year of 365 days where such sums are due in Sterling and 360 days where such sums are due in US Dollars, for the actual number of days elapsed and shall accrue on a daily basis.

        (B) Payments to be made by the Borrower to the Bank shall be made in the currency in which they are drawndown or converted to and in immediately cleared funds, free and clear of and without deduction for or on account of (i) any set-off or counterclaim or (ii) (other than as required by law), any tax or other matter, to the Bank Branch (or in such other manner as the Bank may have specified for this purpose) by no later than 11:00 a.m. on the due date for each such payment.

        (C) On each occasion an Event of Default occurs or is continuing then the Bank is authorised to apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Bank in satisfaction of any sum due and payable from the Borrower to the Bank under the Facilities but unpaid; for this purpose the Bank is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application.
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(6)  Illegality:

        If any applicable law, regulation or regulatory requirement or change therein or in the interpretation thereof makes it unlawful for the Bank to perform any of its obligations hereunder then the Bank will serve notice to that effect on the Borrower whereupon the Bank shall be discharged from all obligations to make, renew or maintain advances hereunder the Facilities shall be cancelled and the Borrower shall pay within thirty days of demand to the Bank the amount of the advances then outstanding together with accrued interest thereon and any then ascertained amounts hereof.

(7)  Events of Default:

        The Bank reserves the right upon notice in writing to the Borrower to elect to treat any of the following events as an event of default:

        (A) the Borrower fails to pay any sum due hereunder on the due date and such failure continues for fourteen days after notice thereof is given by the Bank to the Borrower;

        (B) any representation, warranty or statement made by or on behalf of the Borrower herein or in any certificate, statement, notice, opinion or other document given, made or furnished to the Bank in writing pursuant to or in connection herewith is not complied with in any material respect or is or proves to have been incorrect in any material respect when made or, if it had been made on any later date by reference to the circumstances then existing, would have been incorrect in any material respect on that later date;

        (C) any Indebtedness of the Borrower shall not be paid when due for payment (excluding always any indebtedness, other than indebtedness in terms of the Agreement, which the Bank is satisfied is the subject of genuine dispute) in accordance with the terms of the contract in respect thereof or shall be found not to have been so paid or becomes capable of being declared due prior to its stated date of payment or if payable on demand shall not be paid when demanded;

        (D) the Borrower defaults in the due performance or observance of any of its undertakings or obligations under the Agreement (other than obligations which require the Borrower to make any payment to the
            Bank) and, in respect of any such default (which is capable of being remedied) such default continues for 14 days after notice thereof is given by the Bank to the Borrower (or such longer period as may be notified by the Bank to the Borrower having regard to the circumstances);
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        (E) the Borrower suspends Payment of its debts or ceases to carry on its business or the Borrower is deemed to be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or any statutory modification or re-enactment thereof;

        (F) a proposal is made or a nominee or supervisor is appointed for a composition in satisfaction of the debts of the Borrower or for a scheme of arrangement of the affairs of the Borrower or the Borrower commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors or proceedings are commenced in relation to the Borrower under any law, regulation or procedure relating to the reconstruction or readjustment of debt;

        (G) an application is made to the Court for an administration order under the Insolvency Act 1986 with respect to the Borrower;

        (H) the Borrower takes, without the consent of the Bank, any action or any legal proceedings are started or other steps taken by any third party (other than where the Borrower satisfies the Bank there is a genuine dispute in accordance with the terms of the contract in respect thereof) for:

            (i)   the winding up or dissolution of the Borrower;

            (ii) the appointment of a liquidator, trustee, receiver, administrative receiver or similar officer of the Borrower over the whole or any part of its undertaking, assets, rights or revenues;

        (I) any event occurs or proceedings are taken with respect to the Borrower in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in sub-Clause (F), (G) and (H);

        (J) by or under the authority of any government the management of the Borrower is wholly or partially displaced or its authority in the conduct of its business wholly or partially curtailed;

        (K) the Borrower ceases or threatens to cease to carry on its business;

        Upon service of such notice the Bank shall be under no obligation to advance moneys hereunder and may by notice to the Borrower:
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            (i) cancel any part of the Facilities then undrawn; and/or

            (ii) require repayment (forthwith or otherwise as the Bank may require) of the Facilities with accrued interest thereon;

(8)  Indemnity

        The Borrower hereby undertakes to indemnify the Bank on demand:

        (A) Against any proper claim, cost, loss or expense (including reasonable legal fees) incurred by the Bank in connection with the Property or as a result of the default by the Borrower hereunder and the consequent enforcement of its rights against the Borrower; and

        (B) Against any loss or expense properly and reasonably incurred by the Bank as a result of any other failure on the part of the Borrower to comply with the terms of this Agreement or any other document pursuant hereto or connected herewith.

(9)  Fees and Expenses:

        (A) All proper and reasonable legal, valuation and other costs and expenses on a full indemnity basis and Value Added Tax thereon incurred by the Bank in connection with the Facilities (including the fees and outlays of any other professional consulted by the Bank in the enforcement or preservation of the Bank's rights under the Agreement) and the preservation, administration and enforcement of the Bank's rights under the Agreement, the Ancillary Documentation, the Security Documents and any other document or agreement entered into pursuant thereto will be payable by the Borrower to the Bank on request.

        (B) The Borrower will pay to the Bank an Arrangement Fee of (Pounds)7,500 payable contemporaneously with the Borrower's drawdown of the Facilities or any part thereof.

(10)  Definitions:

        (A) References to periods of "months" shall be construed so that, where any such period would otherwise end on a non-Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day. Provided, that if a period starts on the last Business Day in a calendar month and if
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            there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that last month.

        (B) When used herein "the Agreement" means and includes, as the context so admits the agreement resulting from the acceptance by the Borrower of this offer of facilities and shall include any deed or document varying, modifying, supplementing or in substitution of its terms.

        (C) "Agreed Value" means in relation to the Property the value attributed thereto by an independent surveyor acceptable to the Bank in terms of instructions agreed by the Bank and the Borrower.

        (D) "Bank" means the Governor and Company of the Bank of Scotland and its successors and assignees.

        (E) "Bank's Branch" means 501 Union Street, Aberdeen.

        (F) "Borrower" means Dril-Quip (Europe) Limited (Company Number SC 81748) having its Registered Office at 17/18 Golden Square, Aberdeen.

        (G) "the Building Contract" means the contract or contracts (to be in conformity with such style, based upon one of the Joint Contracts Tribunal Styles of Building Contract, as the Bank may have approved in writing from time to time, such approval not to be unreasonably withheld or delayed) to be entered into by the Borrower in terms hereof with a building or other contractor or contractors relative to the Project or any part or parts thereof.

        (H) "Business Day" means a day upon which the Bank's Branch is open for business which is also where the Term Loan Facilities are drawn in US Dollars, a day upon which foreign exchange markets are open for business in London and Dollar deposits are carried on in the London Interbank Market.

        (I) "Development Cost" shall mean all expenditure properly incurred by the Borrower in carrying out the Project.

        (J) "Drawdown Periods" shall mean in respect of parts (i) and (ii) of the Specified Purpose, the period of three months from the date of acceptance hereof; and in respect of part (iii) of the Specified Purpose, the period of eighteen months from the date of same.
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        (K) "Event of Default" means one of the events in Clause (7) of the
            Agreement.

        (L) "Facilities" means the facilities made available pursuant to the Agreement.

        (M) "Interest Application Dates" in respect of interest means the last Business Days of February, May, August and November each year.

        (N) "LIBOR" means in relation to the Term Loan Facilities the rate per annum determined as the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one per cent) of the rates at which prime banks in the London Interbank Market offer deposits in US Dollars for a period equal to the selected Interest Period at or about 11.00 hours on a date upon which prime banks i+n London would ordinarily give quotations for currency deposits, for delivery on the first day of the Interest Period for which the interest rate is to be determined.

        (O) "the Margin" means one and one half per cent (1 1/2%).

        (P) "Necessary Consents" means the planning permission and all other development permits, licences, consents, approvals, permissions and others under the Town and Country Planning (Scotland) Acts or any other statute as are necessary to enable the Project to be carried out and to be occupied and used for its intended purposes.

        (Q) "the Plan" means the plan annexed and executed as relative hereto which illustrates the Property.

        (R) "the Project" means, the construction by the Borrower of a Pipe Fabrication Building at the Property all in accordance with the Approved Plans.

        (S) "the Property" means the heritable subjects at Stoneywood Park North, Stoneywood, Aberdeen outlined in red on the Plan.

        (T) "the Project Team" means such professional persons appointed by the Borrower in connection with the Project.

        (U) "Scottish Enterprise Indebtedness" means the amount of the loan outstanding and due by the Borrower to Scottish Enterprise totalling (Pounds)1,456,137.

        (V) "Security Documents" means the documents specified in Clause(1)(A) of Part 2 hereof.
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        (W) "Specified Purpose" means the application of the proceeds of the
            Facilities to fund:

            (i) the refinancing of the Borrower's existing overdraft facility;

            (ii)   the repayment of the Scottish Enterprise Indebtedness; and

            (iii)  the Development Cost.

        (X) "Sterling" and the figure "(Pounds)" shall mean the lawful currency of the United Kingdom.

        (Y) "Subsidiary" shall have the meaning ascribed thereto in Section 736 of the Companies Act 1985 and shall include all subsidiaries of the Borrower present and future whether incorporated under the Companies Acts or under the laws of any other jurisdiction.

        (Z) "United Kingdom" or "UK" means the United Kingdom of Great Britain and Northern Ireland and

        (AA) "US Dollars" and "US$" means the lawful currency of the U.S.

        (AB) "United States" or "US" means the United States of America and its territories and possessions.

        (AC) "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any interest and penalties payable in connection with any failure to pay or delay in paying any of the above and "taxation" shall be construed accordingly.

(11)  Benefit of Agreement:

        (A) The Agreement shall bind and inure to the benefit of the Borrower and the Bank and their respective successors.

        (B) The Borrower may not assign or transfer all or any part of its rights and benefits under the Agreement.

(12)  No Waiver:

        No failure or delay on the part of the Bank to exercise any right or remedy under the Agreement or the Security Documents will operate as a waiver thereof, nor will any single

Dril-Quip (Europe) Limited            -16-


or partial exercise of any right or remedy preclude any further exercise of any other right or remedy, such rights and remedies being cumulative and not exclusive of any other rights or remedies provided by law.

(13)  Notices:

        Except as otherwise herein provided all notices, requests, demands or other communications to or upon the parties hereto;

            (i)   shall be given or sent by letter;

            (ii) shall be deemed to have been given and received forty-eight hours after being posted first-class postage prepaid recorded delivery or registered mail;

            (iii) if given to the Bank shall be given at the Bank's Branch or at such other address as it may designate as its address from time to time by notice to the Borrower.

            (iv) if given to the Borrower shall be given at its address set forth above or at such other address as it may designate as its address from time to time by notice to the Bank.

(14)  Law:

        The Agreement shall be governed by and construed in accordance with the Law of Scotland and the Borrower submits to the jurisdiction of the Scottish Courts.

        The offer set forth above may be accepted by you countersigning and returning to us the enclosed copy hereof but will lapse if we have not received the enclosed copy hereof, duly countersigned by 31 December 1991.

Yours faithfully
for and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND



/s/
-----------------------------------

Dril-Quip (Europe) Limited            -17-


        This and the preceding 14 pages agreed and accepted on behalf of Dril Quip (Europe) Limited.


By   /s/ Larry E. Reimert         Director
     ------------------------

     /s/                          Director/Secretary
     ------------------------


Date:  23rd December 1991